Exhibit 10.7

DEED OF COVENANTS

GRANTED BY THE SHIPOWNERS,

as set forth on the signature page hereto

IN FAVOR OF

WILMINGTON TRUST COMPANY,

as Collateral Agent for the Collateral Agent, the Agent, the Lenders, the Trustee and the

Noteholders

August 26, 2004

DEED OF COVENANTS

THIS DEED OF COVENANTS (“Deed”) is made the 26th day of August, 2004 between by those Persons executing this Deed on the signature pages hereto as Shipowner (each, a “Shipowner” and collectively, the “Shipowners”) in favor of Wilmington Trust Company, not in its individual capacity but solely as Collateral Agent (the “Mortgagee”), under the Collateral Agency Agreement, dated as of August 26, 2004 (the “Collateral Agency Agreement”) by and among Secunda International Limited (the “Borrower”) and certain of its subsidiaries, Fortis Capital Corp. (the “Agent”) in its capacity as Agent for the benefit of the Lenders and Wells Fargo Bank, National Association (the “Trustee”) in its capacity as Trustee for the benefit of the Noteholders and the Mortgagee.

WHEREAS:

A. Each Shipowner is the sole owner of the whole of the Vessel or Vessels listed and described beside its name on Schedule I attached hereto and incorporated by reference herein with the same force and effect as if fully set forth herein.

B. Pursuant to the terms of the Credit Agreement, each of the Lenders agreed to make the Facility (as defined in the Credit Agreement) available to the Borrower in accordance with and subject to the terms and conditions of the Credit Agreement. As a condition to providing such Facility, each of the Lenders has requested that the Subsidiary Guarantors, jointly and severally, guarantee the Obligations of the Borrower under the Credit Agreement by entering into the Subsidiary Guarantee Agreements (as defined in the Credit Agreement) and securing the Subsidiary Guarantors’ obligations thereunder by granting to the Mortgagee, on behalf of the Agent and the Lenders, a lien in, to and under the Collateral.

C. Pursuant to the terms of the Indenture, the Borrower issued the Notes. As a condition to the purchase of such Notes by the initial purchasers thereof, each of such initial purchasers has requested that the Subsidiary Guarantors, jointly and severally, guarantee the Obligations of the Borrower under the Indenture by entering into the Note Guarantees and securing the Subsidiary Guarantors’ obligations thereunder by granting to the Mortgagee, on behalf of the Trustee and the Noteholders, a lien in, to and under the Collateral.

D. In consideration for the Lenders making the Facility available to the Borrower and the Initial Purchasers purchasing the Notes, each Shipowner has, contemporaneously with the execution of this Deed, executed a statutory mortgage (each, a “Mortgage” and, collectively, the “Mortgages”) in account current form constituting a first registered mortgage of such Shipowner’s 64 shares in its respective Vessel or Vessels.

E. This Deed is supplemental to the Mortgages and to the security thereby created and, except as otherwise defined herein, terms defined in the executed Collateral Agency Agreement are used herein as defined therein.

NOW, THEREFORE, THIS DEED WITNESSETH AND IT IS HEREBY AGREED AS FOLLOWS:

That, in consideration of the premises and of the additional covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in order to secure the payment of the Secured Obligations and all other fees, expenses and other sums due or otherwise secured under each Transaction Document or hereunder (collectively, the “Indebtedness hereby secured”), and to secure the due performance and observance of all the agreements and covenants in each Transaction Document and herein contained, each SHIPOWNER HEREBY ASSIGNS AND MORTGAGES AND CHARGES, AND GRANTS A SECURITY INTEREST IN, AND AGREES TO ASSIGN AND MORTGAGE AND CHARGE, AND GRANT A SECURITY INTEREST IN, to and in favor of the Mortgagee all its interest, present and future, in its respective Vessel or Vessels, in each case to secure the Indebtedness hereby secured:

IT IS HEREBY DECLARED AND AGREED that the security created by this Deed attaches upon the execution of this Deed or, in the case of after acquired property, upon the acquisition thereof, that value has been given, that each Shipowner has, or in the case of any after acquired property will have upon its acquisition, rights in the Collateral secured hereby, that the security created by this Deed and the Mortgages shall be held by the Mortgagee as a continuing security for the payment of the Indebtedness hereby secured and the security so created shall not be affected in any way by any time or indulgence granted to any Shipowner or by any variation, compromise or release of any other Shipowner’s obligations under this Deed and the related Mortgage and shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured and that the security so created shall be in addition to, and shall not in any way be prejudiced or affected by, any collateral or other security now or hereafter held by the Mortgagee for all or any party of the moneys hereby and thereby secured and that every power and remedy given to the Mortgagee hereunder shall be in addition to and not a limitation of any and every power or remedy vested in the Mortgagee under this Deed and the Mortgage and that all powers so vested in the Mortgagee may be exercised from time to time and as often as the Mortgagee may deem expedient.

ARTICLE I

DEFINITIONS

Unless otherwise defined in this Deed, capitalized terms used in this Deed shall have the meanings assigned to such terms in the Collateral Agency Agreement.

“Approved Jurisdiction” means, with respect to a Vessel, Canada, Barbados, United States of America, Republic of Liberia, Marshall Islands, Panama or such other jurisdiction as may be acceptable to the Mortgagee (acting at the written direction of the Agent or the Trustee) that imposes maintenance, manning and insurance requirements no less stringent than the foregoing jurisdictions and which does not adversely affect the Mortgagee’s rights in and to such Vessel.

“Assignment of Contract” means, with respect to a Vessel, the assignment between the related Shipowner and the Mortgagee, as amended from time to time in accordance with the terms thereof, pursuant to which such Shipowner assigns to the Mortgagee, on behalf of the Collateral Agent, the Agent, the Lenders, the Trustee and the Noteholders, all of its right, title and interest in, to and under any charter or contract in respect of the services of a Vessel having a term greater than twelve (12) months (each, a “Charter”).

“Assignment of Earnings and Insurances” means, with respect to a Vessel, an assignment between the Shipowners and the Mortgagee, as the same from time to time may be amended, restated, modified, supplemented or renewed, in each case in accordance with the terms thereof, pursuant to which the Shipowners assign to the Mortgagee, on behalf of the Collateral Agent, the Agent, the Lenders, the Trustee and the Noteholders, all of its right, title and interest in, to and under the Earnings and Insurances with respect to their respective Vessels.

“Charterer” means, with respect to a Charter, the customer or charterer thereunder.

“Earnings” has the meaning assigned to such term in the Assignment of Earnings and Insurances.

“Fair Market Value” has the meaning assigned to such term in the Credit Agreement.

“Governmental Authority” means any government, parliament, legislature, regulatory authority, agency, commission, tribunal, department, commission, board, instrumentality, court, arbitration board or arbitrator or other law, regulation or rule making entity (including a Minister of the Crown) having or purporting to have jurisdiction on behalf of, or pursuant to the laws of, any country in which the Shipowner is organized, continued, amalgamated, merged or otherwise created or established or in which the Shipowner carries on business or holds property, or any province, territory, state, municipality, district or political subdivision of any such country or of any such state, province or territory of such country.

“Insurances” has the meaning assigned to such term in the Assignment of Earnings and Insurances.

“Jurisdiction of Vessel Registry” means the jurisdiction of registry indicated on Schedule I hereto which shall at all times be an Approved Jurisdiction.

“Material Adverse Change” has the meaning assigned to such term in the Credit Agreement.

“Permitted Encumbrances” means with respect to a Vessel (a) liens or rights in rem for current crew’s wages (including wages of a master), for general average or salvage (including contract salvage) or for wages of stevedores employed by the charterer, the operator, agent or master of such Vessel which in each case (i) are unclaimed or (ii) shall not have been due and payable for ten (10) days after termination of a voyage; (b) liens or rights in rem for repairs or incident to current operations of such Vessel (other than those referred to in clause (a) above) or with respect to any change, alteration or addition made to such Vessel, but only to the extent in each case that such liens are based on claims not yet delinquent and do not involve any risk of a sale, forfeiture, hindrance to operation or loss of such Vessel; (c) liens for amounts that are not delinquent or that are due and unpaid for not more than thirty (30) days after such amounts shall become due that do not involve any risk of a sale, forfeiture, hindrance to operation or loss of such Vessel; (d) liens for amounts being contested by the applicable Shipowner in good faith by appropriate procedures, diligently prosecuted or appealed which do not involve any risk of a sale, forfeiture, hindrance to operation or loss of such Vessel; (e) liens covered by valid policies of insurance held with respect to such Vessel and meeting the requirements of this Deed; (f) the lien of the related Mortgage and the other Transaction Documents; and (g) any other liens expressly permitted by any of the Transaction Documents.

“Security Interests” means the mortgages, charges, assignments and security interests created pursuant to this Deed.

“Total Loss” shall have the meaning assigned to such term in the Credit Agreement.

“Transaction Document” when used in the singular and “Transaction Documents” when used in the plural means any and all of the Credit Agreement, the Revolving Loan Notes, the Collateral Agency Agreement, the Subsidiary Guarantee Agreements, the Assignment of Earnings and Insurances, the Assignments of Contract, the Hedging Agreements (if any), the Mortgages, the Deed of Covenant, the Pledge Agreement, the Account Pledge Agreements, the Indenture, the Note Guarantees, the Notes and each other Security Document, each as the same may from time to time be amended, restated, modified, supplemented or renewed.

“Vessel” means each vessel listed on Schedule I attached hereto and includes any share or interest therein and its boilers, engines, machinery, masts, spars, boats, anchors, cables, chains, rigging, tackle, capstans, outfit, tools, pumps and pumping equipment, apparel, furniture, fittings, equipment, spare parts, and all other appurtenances thereunto appertaining or belonging, any and all general intangibles exclusively used for, and in connection with, the ownership, expansion, operation, use, maintenance or sale or disposition of such Vessel, whether now owned or hereafter acquired, whether or not on board such Vessel, and also any and all additions, improvements, renewals and replacements hereafter made in or to such Vessel or any part thereof or any part thereof including all items and appurtenances aforesaid, provided that, for greater certainty, “Vessel” shall not include any of the following assets: (a) all fast rescue craft now owned or hereafter acquired and any substitutions, renewals and replacements thereof and accretions thereto; and (b) all portable fire fighting sets now owned or hereafter acquired and any substitutions, renewals and replacements thereof and accretions thereto.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SHIPOWNERS

Section 2.01 Organization of Shipowner. As of the date hereof, each Shipowner has full power and authority to own, operate, charter and mortgage its Vessel or Vessels; all action necessary and required by law for the execution and delivery of this Deed and its Mortgage or Mortgages has been duly and effectively taken; and this Deed and such Mortgages and the Indebtedness hereby secured is and will be the valid and enforceable obligation of the Shipowner in accordance with its terms, except to the extent that such enforceability may be limited by any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditor’s rights and by general principles of equity. All consents or approvals required in respect of this Deed and the Mortgages have been obtained and are in full force and effect.

Section 2.02 No Existing Liens. As of the date hereof, each Shipowner lawfully owns and is lawfully possessed of the whole of its Vessel or Vessels free from any Lien whatsoever other than Permitted Encumbrances. Each Shipowner will warrant and defend the title and possession thereto and to every part thereof for the benefit of the Mortgagee against the claims and demands of all persons whomsoever.

Section 2.03 Registered Ship Mortgage under Applicable Law. Each Vessel is duly documented in the name of the related Shipowner under the laws of the Jurisdiction of Vessel Registry indicated on Schedule I. The Mortgagee, in accordance with Section 2.1(a)(xi) of the Collateral Agency Agreement, and any Shipowner may from time to time agree to replace Schedule I to add descriptions of additional Vessels or make other modifications thereto as may be required without the consent of the other Shipowners. Each Shipowner will, at its expense and at no cost to the Mortgagee, cause the related Mortgage or Mortgages to be duly recorded in accordance with the provisions of the applicable Juridiction of Vessel Registry under which such Vessel is from time to time registered or recorded (“Applicable Maritime Law”), and will otherwise comply with and satisfy all of the provisions of the Applicable Maritime Law in order to establish and maintain the applicable Mortgage or Mortgages, as at any time amended, supplemented or assigned, as a first registered mortgage lien thereunder upon its Vessel or Vessels and upon all renewals, replacements and improvements made in or to the same or any part thereof for the amount of the Indebtedness hereby secured.

Section 2.04 Vessel Operation. (a) Each Shipowner agrees that (i) other than with respect to Vessels that are laid-up pursuant to the terms hereof, it will in all material respects operate or cause to be operated its Vessel or Vessels in compliance with all applicable laws except if such failure to comply could not reasonably be expected to result in a Material Adverse Change and (ii) it will not engage in any unlawful trade or violate any applicable law or carry any cargo that will expose its Vessel or Vessels to forfeiture, capture or material penalty and will not do, or suffer or permit to be done, anything which can or may injuriously affect the registration or enrollment of its Vessel or Vessels under the laws and regulations of the applicable Jurisdiction of Vessel Registry and will at all times at its own expense keep its Vessel or Vessels duly documented thereunder, except in the case of any change of registry (or placement on bareboat registry) of such Vessel or Vessels permitted hereby, in which case a mortgage will be recorded against such Vessel or Vessels under the laws of any such new Jurisdiction of Vessel Registry.

(b) Each Shipowner hereby agrees that its Vessel or Vessels may be laid up only in the reasonable business judgment of such Shipowner and so long as (i) the laying up of such Vessel would not result in a Material Adverse Change determined for this purpose only by reference to the condition (financial or otherwise) of the Borrower and the Shipowners taken as a whole; (ii) the laid up Vessel is maintained in accordance with ordinary and reasonable commercial standards for laid up vessels; and (iii) the Shipowner notifies the Mortgagee in writing that such Vessel is being laid up within thirty (30) days after the commencement thereof.

Section 2.05 Payment of Taxes, etc. Each Shipowner will pay and discharge when due and payable, from time to time, all taxes, assessments, governmental charges, fines and penalties lawfully imposed on its Vessel or Vessels or any income therefrom unless such taxes, assessments, governmental charges or fines are being contested in good faith by appropriate procedures diligently prosecuted or appealed which do not involve any risk of a sale, forfeiture, hinderance to operation or loss of such Vessel or Vessels and for which adequate reserves have been established in accordance with GAAP.

Section 2.06 No Power To Create Liens. None of the Shipowners, any charterer, the Masters of the Vessels or any other Person has or shall have any right, power or authority to create, incur or permit to be placed or imposed or continued upon any of the Vessels any lien or encumbrance whatsoever other than Permitted Encumbrances and the lien of this Deed and the Mortgages.

Section 2.07 Notice of Mortgage. Each Shipowner will place, and at all times and places will retain, a properly certified copy of this Deed and the applicable Mortgage on board its Vessel or Vessels with her papers and will cause each such certified copy and such Vessel’s marine document to be exhibited to any and all persons having business therewith which might give rise to any lien thereon other than a Permitted Encumbrance, and to any representative of the Mortgagee; and will place and keep prominently displayed in the chart room and in the Master’s cabin of such Vessel a framed printed notice in plain type reading as follows:

“NOTICE OF MORTGAGE

This ship is covered by a First Registered Mortgage in favor of Wilmington Trust Company, as Mortgagee/ Agent, under authority of the provisions of [Canada Shipping Act /Barbados Shipping Act, 1994]. Under the terms of said First Registered Mortgage, none of the Shipowner, any charterer, the Master of this Vessel or any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any other lien whatsoever except liens permitted by the Deed of Covenants.”

Section 2.08 Discharge of Liens, Encumbrances, Etc. Except for the Lien of this Deed and the Mortgages, Permitted Encumbrances or Liens for loss, damage or expense, which are fully covered by insurance or, in respect of which, a bond or other security has been posted by a Shipowner with the appropriate court or other tribunal to prevent the arrest or secure the release of a Vessel from arrest on account of such claim or lien (collectively, “Excepted Liens”), no Shipowner will suffer to be continued any Lien on any Vessel, and in due course and in any event, by the earlier of twenty (20) days after the same becomes due and payable or five (5) days after being requested to do so by the Mortgagee, will pay or cause to be discharged or make adequate provision for the satisfaction or discharge of all such claims or demands, or will cause such Vessel to be released or discharged from any lien, encumbrance or charge therefor other than Excepted Liens.

Section 2.09 Libel. If a libel, complaint, arrest or similar process be filed against a Vessel or a Vessel is otherwise attached, levied upon or taken into custody by virtue of any legal proceeding in any court, the related Shipowner will promptly notify the Mortgagee thereof by cable, facsimile or telex, confirmed by letter, at its address, as specified in this Deed, and within five (5) days of such filing, attachment, levy or taking into custody will cause such Vessel to be released and all liens thereon other than Permitted Liens, this Deed and the Mortgage to be discharged and will promptly notify the Mortgagee thereof in the manner aforesaid. In the event a Vessel is levied upon or taken into custody or detained by any authority whatsoever, the related Shipowner agrees forthwith to promptly notify the Mortgagee thereof by email or fax, confirmed by letter. Each Shipowner will notify the Mortgagee within forty-eight (48) hours after it has become known to such Shipowner of any average or salvage incurred by any of its Vessels.

Section 2.10 Vessel Condition. (a) Each Shipowner (i) at all times and without cost or expense to the Mortgagee, will maintain and preserve, or cause to be maintained and preserved, ordinary wear and tear and insured losses excepted, its Vessel or Vessels and all its equipment, outfit and appurtenances, other than Vessels in lay-up pursuant to the terms hereof, tight, staunch, strong, in good condition, working order and repair and in all respects seaworthy and fit for its intended service except to the extent it could not reasonably be expected to result in a Material Adverse Change, and (ii) will keep its Vessel or Vessels, or cause her to be kept and maintained, in such condition as will entitle her to maintain classification and rating for ships of the same age and type, free of notices, recommendations or qualifications which negatively affect such classification in the classification society indicated on Schedule I attached hereto and made a part hereof or Lloyds Registry of Shipping, Det norske Veritas, Bureau Veritas, American Bureau of Shipping, or any other member of the International Association of Classification Societies or such other classification society of like standing approved by the Mortgagee (acting at the direction of the Agent or the Trustee). No Shipowner will make, or permit to be made, any substantial change in the structure, type or speed of any Vessel that would materially diminish the value of any Vessel.

(b) Each Shipowner agrees to give the Mortgagee at least ten (10) days written notice of the actual date and place of any survey or drydocking of a Vessel for the purpose of repairs in an amount exceeding 20% of the Fair Market Value of such Vessel in order that the Mortgagee may have representatives present if desired.

(c) Each Shipowner agrees to submit its Vessel or Vessels regularly to such periodical or other surveys as may be required for classification purposes and will promptly supply to the Mortgagee copies of all reports issued in respect thereof.

(d) Each Shipowner shall comply in all material respects or use commercially reasonable efforts to procure that the operator of each of the Vessels, other than the Vessels in lay-up pursuant to the terms hereof, will comply in all material respects within the requisite applicable time limits for vessels of the same type, size, age and flag of the Vessels with the International Management Code for the Safe Operation of Ships and for Pollution Prevention (as the same may be amended from time to time, the “ISM Code”) adopted by the International Maritime Organization or any replacement of the ISM Code and in particular, without prejudice to the generality of the foregoing, as and when required to do so by the ISM Code and at all times thereafter, (i) to hold or to procure that the operator of each of the Vessels holds, a valid Document of Compliance (being a document issued to a vessel operator as evidence of its compliance with the requirements of the ISM Code) duly issued to the Shipowner or the operator (as the case may be) pursuant to the ISM Code and a valid Safety Management Certificate (being a document issued to a vessel as evidence that the vessel operator and its shipboard management operate in accordance with an approved structured and documented system enabling the personnel of that vessel operator to implement effectively the safety and environmental protection policy of that vessel operator) duly issued to each of the Vessels pursuant to the ISM Code, (ii) to provide the Agent or the Trustee promptly after written request therefor with copies of any such Document of Compliance and Safety Management Certificate promptly following the issue thereof and after every renewal and (iii) to keep or to procure that there is kept, on board each of the Vessels a copy of any such Document of Compliance and the original of any such Safety Management Certificate.

Section 2.11 Provision of Information and Documents.

(a) Each Shipowner will at all reasonable times afford the Mortgagee, the Agent and the Trustee and their respective or authorized representatives at their risk and expense full and complete access to its Vessel or Vessels for the purpose of inspecting such Vessel or Vessels and her cargo and papers and, at the reasonable request of the Mortgagee, the Agent or the Trustee, the Shipowner will deliver for inspection, copies of any and all contracts and documents relating to such Vessel or Vessels, whether on board or not.

(b) Each Shipowner hereby agrees to promptly furnish to the Mortgagee, the Agent and the Trustee on demand, all charterparties or contracts of affreightment relating to its Vessel or Vessels and full details as to the parties, times of delivery and the like pertaining thereto.

(c) Each Shipowner agrees to assign to the Mortgagee contemporaneously with the execution of this Deed any charters or earnings of its Vessel or Vessels pursuant to an Assignment of Earnings and Insurances and, with respect to any charter of a term greater than twelve (12) months, an Assignment of Contract.

(d) Each Shipowner hereby appoints the Mortgagee attorney-in-fact of such Shipowner, after an Event of Default shall have occurred or is continuing, to appear before governmental bodies, classification societies and insurers and to demand and receive to the same extent that such Shipowner itself might, all information and certificates respecting (i) the organizational status of such Shipowner under the laws of its jurisdiction of organization or any other jurisdiction in which it may have qualified to do business, (ii) the status of its Vessel or Vessels under the laws and regulations of its Jurisdiction of Vessel Registry, and its compliance with the requirements thereof, and (iii) the state of the records of its Vessel or Vessels or of such Shipowner in respect of its Vessel or Vessels in any classification society with which the Vessel may be classed or of any company, association or club by whom the Vessel or the Shipowner in respect of the Vessel may be insured; and the Shipowner hereby agrees that the Mortgagee may execute its powers as attorney-in-fact as aforesaid through its agents, representatives and attorneys. This power of attorney is coupled with an interest and shall be irrevocable as long as any Indebtedness hereby secured remains outstanding.

Section 2.12 No Transfer of Flag. No Shipowner will transfer or change the flag or port of documentation of a Vessel; provided, however, if a Vessel is redocumented under the laws of an Approved Jurisdiction, it shall be a condition to such redocumentation that the related Shipowner deliver to the Mortgagee (A) evidence (including an opinion of counsel) that such Vessel has been registered or recorded in the name of the related Shipowner under the laws of such jurisdiction; (B) evidence (including an opinion of counsel) that the related Mortgage has been properly registered or recorded under the laws of such jurisdiction and constitutes a first priority mortgage subject only to Permitted Encumbrances; (C) evidence that all necessary governmental or regulatory approvals, licenses and authorities which are necessary to the operation of such Vessel have been obtained; (D) evidence that insurances in compliance with the requirements of the Mortgage have been obtained; and (E) such other items as the Mortgagee may reasonably require. No Shipowner will permit its Vessel or Vessels to be bareboat registered under the laws of any jurisdiction other than an Approved Jurisdiction; provided, however, if a Vessel is bareboat registered (but not recorded or registered) under the laws of an Approved Jurisdiction, it shall be a condition to such bareboat registry that the related Shipowner deliver to the Mortgagee (A) evidence (including an opinion of counsel) that such Vessel remains recorded or registered in the name of the related Shipowner under the laws of the jurisdiction in which it was recorded or registered on the date hereof (or such other Approved Jurisdiction in which it has been recorded or registered after the date hereof); (B) evidence that the related Mortgage continues to be properly registered or recorded under the laws of such jurisdiction and constitutes a first priority mortgage subject only to Permitted Encumbrances; (C) evidence that all necessary governmental or regulatory approvals, licenses and authorities which are necessary to the operation of such Vessel have been obtained; (D) evidence that insurances in compliance with the requirements of the Mortgage have been obtained; and (E) such other items as the Mortgagee may reasonably require.

Section 2.13 Insurances. (a) Each Shipowner will cause to be carried and maintained on or in respect of its Vessel, without expense to the Mortgagee, the Agent or the Trustee, insurances, payable in U.S. or Canadian Dollars, in amounts, against risks (including marine hull and machinery insurance, marine protection and indemnity insurance, war risks insurance and liability arising out of pollution and the spillage or leakage of cargo and cargo liability insurance) and in a form which is substantially equivalent to the coverage carried by other responsible and experienced companies engaged in the operation of ships similar to such Vessel in the same geographic area and for similar purposes and with insurance companies, underwriters, funds, mutual insurance associations or clubs of recognized standing. Hull and machinery and war risk insurance for each Vessel shall be carried in an amount which is not less than 120% of the Fair Market Value of such Vessel as measured at the time of each renewal, or such greater sums as such Shipowner shall desire; provided, however, if a Shipowner desires to maintain hull and machinery and war risk insurance in an amount less than 120% of the Fair Market Value of its Vessel, it may do so only with the prior written consent of the Mortgagee acting at the direction of the Agent (acting at the direction of the Required Lenders (as defined in the Credit Agreement)); provided further, however, if a Shipowner desires to maintain hull and machinery and war risk insurance in an amount less than 100% of the Fair Market Value of its Vessel, it may do so only with the prior written consent of the Mortgagee acting at the direction of the Agent (acting at the direction of the Required Lenders) and the Trustee (acting at the direction of the Holders (as defined in the Indenture) of a majority in principal amount of the Notes then outstanding). Protection and indemnity insurance as well as required insurance against liability for pollution or spillage or leakage of cargo for such Vessel which shall have limits of liability as may from time to time be provided by full entry in a protection and indemnity association or club that is a member in good standing of the International Group of P & I Clubs. Such protection and indemnity insurance shall cover (x) to the extent not covered by statutory worker’s compensation, liability for bodily injury to the master and any and all officers and crew members of such Vessel and any third Person including “special operations” cover as from time to time might be required to ensure that such Vessel remains fully covered by the “Club cover” and (y) war risk perils and strikes, riots and civil commotion; provided, however, that the coverage referred to in clause (y) may be effected wholly or in part by endorsement to the hull insurance policy or policies maintained or caused to be maintained by such Shipowner. None of the aforementioned insurance shall provide for a deductible amount in excess of CAD 300,000 per occurrence or CAD 2,000,000 per calendar year (or equivalent in any other currency or currency unit); provided, however, if a Shipowner desires to increase the deductible amount and such increase is consistent with the practices of prudent owners and operators of ships similar to the Vessels and engaged in trades in the same geographic region and similar to the trades in which the Vessels are engaged, it may do so only with the prior written consent of the Mortgagee acting at the direction of the Agent (acting at the direction of the Required Lenders (as defined in the Credit Agreement)); provided further, however, if a Shipowner desires to increase the deductible to an amount in excess of CAD 600,000 per occurrence or CAD 4,000,000 per calendar year (or equivalent in any other currency or currency unit) and such increase is consistent with the practices of prudent owners and operators of ships similar to the Vessels and engaged in trades in the same geographic region and similar to the trades in which the Vessels are engaged, it may do so only with the prior written consent of the Mortgagee acting at the direction of the Agent (acting at the direction of the Required Lenders)and the Trustee (acting at the direction of the Holders (as defined in the Indenture) of a majority in principal amount of the Notes then outstanding).

In the case of all marine, navigating and war risk hull and machinery policies, each Shipowner will cause the Mortgagee, the Agent and the Trustee to be named as an additional insured and will use all reasonable efforts (and cause its insurance broker to use all reasonable efforts) to cause the insurers under such policies to waive any liability of the Mortgagee, the Agent and the Trustee for premiums, calls payable, assessments or advances under such policies and for the representations and warranties made therein by such Shipowner or any other person.

Each Shipowner will also, without expense to the Mortgagee, have its Vessel fully entered in a protection and indemnity association or club that is a member in good standing of the International Group of P&I Clubs. Each Shipowner will use reasonable efforts to cause such association or club to issue to the Mortgagee a Letter of Undertaking in a form satisfactory to the Lenders and the Initial Purchasers. In the event that, at any time and from time to time, the creditworthiness or soundness of the association or club in which such Shipowner has entered its Vessel shall become unsatisfactory to the Mortgagee (acting at the direction of the Agent or the Trustee), such Shipowner shall as soon as practicable after notification by the Mortgagee that the creditworthiness or soundness of such club has become unsatisfactory to it, transfer such Vessel to another club that is approved by the Mortgagee (acting at the direction of the Agent or the Trustee) or insure such Vessel pursuant to valid policies of protection and indemnity insurance complying with the requirements of this Section 2.13. Each Shipowner also agrees to indemnify and hold harmless the Mortgagee, the Agent and the Trustee against any liability of, or payment by, the Mortgagee, the Agent or the Trustee, as the case may be, of protection and indemnity club premia, club calls or assessments, and to reimburse any such amount promptly on demand to the Mortgagee, the Agent or the Trustee, as the case may be (it being acknowledged and agreed that the Mortgagee, the Trustee and the Agent shall have no obligation to make such payments).

In the case of all protection and indemnity insurance (including insurance against liability arising out of pollution), each Shipowner will cause the Mortgagee, the Agent and the Trustee to be named as an additional insured (to the extent that the rules of such club or society so permit) and will use all commercially reasonable efforts to provide that none of the Mortgagee, the Agent or the Trustee shall be liable under such policies for payment of any premium, club call, assessment or advance or for the representations and warranties made therein by such Shipowner or any other person. Any loss involving damage to the Vessel shall be paid to the Mortgagee for deposit into the Asset Sale Proceeds Account and shall be disbursed in accordance with the terms of the applicable Account Pledge Agreement. Each Shipowner will use reasonable efforts to cause its brokers to agree to advise the Mortgagee promptly in writing of any default in the payment of any premium and of any other act or omission on the part of such Shipowner of which they have knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on such Vessel.

Each Shipowner will use reasonable efforts to cause such brokers to agree to mark their records and to advise the Mortgagee by cable, telex or facsimile transmission, at least seven (7) business days’ prior to the expiration date of any Insurance carried pursuant to this Deed, whether such insurance has been renewed or replaced with new insurance which complies with the provisions of this Section 2.13.

(b) Each Shipowner will assign to the Mortgagee contemporaneously with the execution of this Deed all Insurances and any policies of Insurance in respect of its Vessel or Vessels pursuant to the Assignment of Earnings and Insurances.

(c) All amounts of whatsoever nature payable under any Insurance must be payable as provided in the applicable Account Pledge Agreement.

(d) Reserved.

(e) In the event that any claim or lien is asserted against a Vessel for loss, damage or expense which is covered by Insurance and it is necessary for the related Shipowner to obtain a bond or supply other security to prevent arrest of such Vessel or to release such Vessel from arrest on account of such claim or lien, the related Shipowner may assign to any person, firm or corporation executing a surety or guarantee bond or other agreement to save or release such Vessel from such arrest, all right, title and interest of the Mortgagee in and to said insurance covering said loss, damage or expense, as collateral security to indemnify against liability under said bond or other agreement and the Mortgagee shall execute such documents as are prepared by such person, firm or corporation as may be required to cause such assignment.

(f) The Shipowners shall deliver to the Mortgagee copies or originals on the date hereof and annually thereafter all certificates of Insurance as evidence of insurance for the purpose of inspection or safekeeping. In addition, the Shipowners will furnish the Mortgagee concurrently with the execution hereof and thereafter, at the request of the Agent or the Trustee, at intervals of not more than twelve (12) calendar months, a detailed report by independent marine insurance brokers, selected by the Shipowners in good faith, describing in reasonable detail the insurance pursuant to this Section 2.13 and stating that in the opinion of such brokers such insurance complies in all material respects with the terms of this Section 2.13 and is common and customary for types of insurances and coverage generally required by mortgagees from prudent owners and operators of ships similar to the Vessels and engaged in trades in the same geographic region and similar to the trades in which the Vessels are engaged.

(g) Each Shipowner agrees that it will not execute or permit or willingly allow to be done any act by which any Insurance may be suspended, impaired or canceled, and that it will not permit or allow any Vessel to undertake any voyage or run any risk or transport any cargo which may not be permitted by the policies in force, without having previously insured such Vessel by additional coverage to extend to such voyages, risks or cargoes with insurance customarily obtained in the industry therefor and each Shipowner agrees (without limiting the foregoing) that it will not permit any Vessel to enter or trade to any zone which is declared a war zone by any government or by the war risk insurers for such Vessel without maintaining such Vessel’s war risk insurance.

(h) In case any underwriter of any Insurance proposes to pay less on any claim than the amount thereof, the Shipowner shall forthwith inform the Mortgagee and shall negotiate and agree to any compromise using its good faith determination as to the fairness of such compromise; provided, however, after the occurrence of an Event of Default, the Mortgagee shall have the right to negotiate and agree to any compromise.

(i) Each Shipowner will comply with and satisfy all of the provisions of any applicable law, convention, regulation, proclamation or order concerning financial responsibility for liabilities imposed on such Shipowner or any Vessel with respect to pollution by any state or nation or political subdivision thereof and will maintain all certificates or other evidence of financial responsibility as may be required by any such law, convention, regulation, proclamation or order with respect to the trade which any Vessel is from time to time engaged in and the cargo carried by it.

Section 2.14 Reimbursement for Expenses. Each Shipowner will reimburse the Mortgagee promptly, with interest at the rate at which the Notes accrue interest for any and all expenditures which the Mortgagee may from time to time make, lay out or expend in exercising its rights under Article III hereof following Events of Default or in providing such protection in respect of insurance, discharge or purchase of liens, taxes, dues, assessments, governmental charges, fines and penalties lawfully imposed, repairs, attorneys’ fees, necessary translation fees for documents made in a language other than English and other matters as, in each case, such Shipowner is obligated herein to provide, but fails to provide. Such obligation of each Shipowner to reimburse the Mortgagee shall be an additional indebtedness due from such Shipowner, secured by the Collateral, and shall be payable by the Shipowners on demand. The Mortgagee, though privileged to do so, shall be under no obligation to any Shipowner to make any such expenditures, nor shall the making thereof relieve any Shipowner of any default in that respect.

Section 2.15 Performance of Charterparties and Contracts of Affreightment; Charters. Each Shipowner whose Vessel is subject to a Charter agrees that it will not agree to any variation of such Charter or release the related Charterer from any of its obligations thereunder or waive any breach of such Charterer’s obligations thereunder or consent to any such act or omission of such Charterer as would otherwise constitute such breach, in each case, if such variation, release or waiver could reasonably be expected to result in a Material Adverse Change (determined by reference to the Borrower and the Subsidiary Guarantors taken together as a whole). Except for assignments to another Subsidiary Guarantor or an Affiliate that will become a Subsdiary Guarantor upon such assignment, each Shipowner agrees that it will not assign a Charter to any other Person. Each such Shipowner will perform its obligations under its Charter and will use its commercially reasonable efforts to cause the related Charterer to perform its obligations thereunder excepted where the failure to do so could not reasonably be expect to result in a Material Adverse Change (determined by reference to the Borrower and the Subsidiary Guarantors taken together as a whole).

Section 2.16 Event of Loss. So long as no Event of Default shall have occurred and be continuing, in the event of a Total Loss, any adjustment or compromise of such loss by a Shipowner will be at the highest amount reasonably obtainable by such Shipowner using its own business judgment.

Section 2.17 Financing Statements. Each Shipowner hereby irrevocably authorizes the Mortgagee to execute and for the Borrower to file and record financing statements in any jurisdiction where the same may be in force and to make any filings or recordings under any legislation having similar effect for the purpose of perfecting or continuing the perfection of the security interests granted by the Shipowners to the Mortgagee herein and under the other Transaction Documents without obtaining the signature of any Shipowner thereto. Each Shipowner hereby irrevocably authorizes the Mortgagee to execute any such financing statement or similar document in the name of such Shipowner. The Borrower will provide or cause to be provided to such Shipowner verification or other written evidence of filing thereof. Each Shipowner hereby waives its right to receive from the Mortgagee a copy of any verification statement.

ARTICLE III

EVENTS OF DEFAULT AND REMEDIES.

Section 3.01 Events of Default; Remedies. In case an Event of Default shall have occurred and be continuing; then, and in each and every such case, the Mortgagee shall have the right, without prejudice to any statutory or common law remedies to:

(i) Exercise all of the rights and remedies in foreclosure and otherwise given to mortgagees by the laws of the applicable Jurisdiction of Vessel Registry or of any other jurisdiction where a Vessel may be found and exercise all of its rights and remedies as attorney-in-fact or otherwise under this Deed and the Mortgages;

(ii) Bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for the Indebtedness hereby secured, and collect the same out of any and all property of the Shipowners whether covered by this Deed or the Mortgages or otherwise;

(iii) Take and enter into possession of the Vessels, any of them or any part thereof, at any time, wherever the same may be, without legal process and without being responsible for loss or damage, and the Shipowners or other Person(s) in possession forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of such Vessel or Vessels, or any part thereof, and the Mortgagee may do all acts necessary, without being responsible for loss or damage, including hold, lay-up, lease, charter, operate or otherwise use such Vessel or Vessels, or any part thereof, for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of such Vessel or Vessels, or any part thereof, in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from such use of such Vessel or Vessels, or any part thereof, and charging upon all receipts from the use of such Vessel or Vessels, or any part thereof, or from the sale thereof by court proceedings or pursuant to Section 3.01(v) below, all costs, expenses, charges, damages or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given it to take such Vessel or Vessels, or any part thereof, the Mortgagee shall have the right to dock such Vessel or Vessels for a reasonable time at any dock, pier or other premises of the Shipowner without charge, or to dock her at any other place at the cost and expense of the Shipowner;

(iv) Take and enter into possession of the Vessels, any of them, at any time, or any part thereof, wherever the same may be, without legal process, and if it seems desirable to the Mortgagee and without being responsible for loss or damage, sell such Vessel or Vessels, or any part thereof, at any place and at such time as the Mortgagee may specify and in such manner as the Mortgagee may deem advisable, free from any claim by the Shipowner in admiralty, in equity, at law or by statute, at public or private sale, by sealed bids or otherwise, by mailing, by air or otherwise, notice of such sale, whether public or private, addressed to the Shipowner at its last known address, twenty (20) days prior to the date fixed for entering into the contract of sale and by first publishing notice of any such public sale for ten (10) consecutive days, in a newspaper published in The City of New York, State of New York or if the place of sale should not be in New York City then by publication of a similar notice at or near the place of sale; in the event that such Vessel or Vessels, or any part thereof, shall be offered for sale by private sale, no newspaper publication of notice shall be required, nor notice of adjournment of sale; sale may be held at such place and at such time as the Mortgagee by notice may have specified, or may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and without further notice or publication the Mortgagee may make any such sale at the time and place to which the same shall be so adjourned; and any sale may be conducted without bringing such Vessel or Vessels, or any part thereof, to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage, and the Mortgagee may become the purchaser at any judicial sale;

(v) Take and receive all Insurance proceeds to which it shall become entitled by reason of the existence of an Event of Default

(vi) Appoint by instrument a receiver, receiver and manager or receiver-manager (the person so appointed is hereafter called the “Receiver”) of the Collateral or any part thereof secured hereby with or without bond as the Mortgagee may determine, and from time to time in its absolute discretion remove such Receiver and appoint another in its stead; and

(vii) To the extent the same are applicable to the property in respect of which a security interest is created hereby in favor of the Agent, exercise all of the rights and remedies under the Personal Property Security Act of Nova Scotia and comparable legislation in other jurisdictions and all regulations thereunder, as amended from time to time.

Section 3.02 Sale Divests Title. Any sale of the Vessels or any of them made in pursuance of this Deed and/or the Mortgages, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Shipowner therein and thereto, and shall bar the Shipowner, its successors and assigns, and all persons claiming by, through or under them. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof. In case of any such sale, the Mortgagee, if it is the purchaser, shall be entitled for the purpose of making settlement or payment for the property purchased to use and apply the Indebtedness hereby secured in order that there may be credited against the amount remaining due and unpaid thereon the sums payable out of the net proceeds of such sale to the Mortgagee after allowing for the costs and expense of sale and other charges; and thereupon such purchaser shall be credited, on account of such purchase price, with the net proceeds that shall have been so credited upon the Indebtedness hereby secured. At any such judicial sale, the Mortgagee may bid for and purchase such property, may credit against payment of the purchase price thereof the amount of the Secured Obligations (or any portion thereof) and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefore to the extent permitted by applicable law.

Section 3.03 Mortgagee’s Power of Attorney - Sales. The Mortgagee is hereby appointed attorney-in-fact of each of the Shipowners, upon the happening of any Event of Default, to execute and deliver to any purchaser aforesaid, and is hereby vested with full power and authority to make, in the name and on behalf of the Shipowner, a good conveyance of the title to each of the Vessels so sold. In the event of any sale of any Vessel, under any power herein contained, the related Shipowner will, if and when required by the Mortgagee, execute such form of conveyance of such Vessel as the Mortgagee may direct or approve.

Section 3.04 Mortgagee’s Power of Attorney - Collection. The Mortgagee is hereby appointed attorney-in-fact of each of the Shipowners upon the happening of any Event of Default, in the name and on behalf of the Shipowners or any of them to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freights, hire, earnings, issues, revenues, income and profits of the related Vessel or Vessels and all amounts due from underwriters under any Insurances thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due at the time of the happening of any Event of Default in respect of the Vessels or any of them, or in respect of any Insurances thereon, from any person whomsoever, and to make, give and execute in the name of the related Shipowner or Shipowners acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of such Shipowner or Shipowners all checks, notes, drafts, warrants, agreements and other instruments in writing with respect to the foregoing.

Section 3.05 Mortgagee Power of Attorney - Discharge of Liens. Upon the happening of any Event of Default, each Shipowner authorizes and empowers the Mortgagee or its appointees or any of them to appear in the name of such Shipowner, its successors and assigns, in any court of any country or nation of the world where a suit is pending against a Vessel because of or on account of any alleged lien against such Vessel from which such Vessel has not been released and to take such proceedings as to them or any of them as may seem proper towards the defense of such suit and the purchase or discharge of such lien, and all expenditures made or incurred by them or any of them for the purpose of such defense or purchase or discharge shall be a debt due from such Shipowner, its successors and assigns, to the Mortgagee, shall be payable on demand and shall be secured by the lien of this Deed and the Mortgages in like manner and extent as if the amount and description thereof were written herein.

Section 3.06 Delivery of Ship. Whenever any right to enter and take possession of the Vessels or any of them accrues to the Mortgagee hereunder, it may require the related Shipowner to deliver, and such Shipowner shall on demand, at its own cost and expense, deliver to the Mortgagee such Vessel or Vessels as demanded. If, upon the happening of any Event of Default, the Mortgagee shall be entitled to take any legal proceedings to enforce any right under this Deed, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Vessels or any of them and of the freights, hire, earnings, issues, revenues, income and profits due or to become due and arising from the operation thereof.

Section 3.07 Every Power Cumulative. Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission by the Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing upon any default as above defined shall impair any such right, power or remedy or be construed to be a waiver of any such Event of Default or to be an acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of the Indebtedness hereby secured maturing after any Event of Default or of any payment on account of any past default be construed to be a waiver of any right to take advantage of any future Event of Default or of any past Event of Default not completely cured thereby. No consent, waiver or approval of the Mortgagee shall be deemed to be effective unless in writing and duly signed by authorized signatories of the Mortgagee.

Section 3.08 Restoration. In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Deed or the Mortgages by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Shipowners and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to this Deed and the Mortgages, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

Section 3.09 Distribution of Proceeds. The proceeds of any sale of the Vessels or any of them and the net earnings of any charter operation or other use of the Vessels or any of them and any and all other moneys received by the Mortgagee pursuant to or under the terms of this Deed or in any proceedings hereunder, the application of which has not elsewhere herein been specifically provided for, shall be applied in accordance with the Collateral Agency Agreement.

Section 3.10 No Waiver of First Preferred Status. (a) If any provision of this Deed or any of the Mortgages should be deemed invalid or shall be deemed to affect adversely the preferred status of this Deed or any of the Mortgages under any applicable law, such provision shall cease to be a part of this Deed and the related Mortgage without affecting the remaining provisions, which shall remain in full force and effect.

(b) In the event that the Collateral Agency Agreement, any of the Transaction Documents, this Deed, the Mortgages or any of the documents or instruments which may from time to time be delivered hereunder or thereunder or any provision hereof or thereof shall be deemed invalidated by present or future law of any nation or by decision of any court, or if any third party shall fail or refuse to recognize any of the powers granted to the Mortgagee hereunder when it is sought to exercise them, this shall not affect the validity and/or enforceability of any other parts of the Collateral Agency Agreement, any of the Transaction Documents, this Deed, the Mortgages or such documents or instruments.

(c) Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the first preferred status of this Deed or any of the Mortgages and that, if any provision or portion thereof herein shall be construed to waive the first preferred status of this Deed or any Mortgage, then such provision to such extent shall be void and of no effect.

ARTICLE IV

SUNDRY PROVISIONS.

Section 4.01 Binding on Successors. All of the covenants, promises, stipulations and agreements of the Shipowners in this Deed and the Mortgages shall bind the Shipowners and its successors and assigns and shall inure to the benefit of the Mortgagee and its respective successors and assigns. In the event of any assignment or transfer of this Deed to the extent permitted by the Collateral Agency Agreement, the term “Mortgagee”, as used in this Deed, shall be deemed to mean any such assignee or transferee.

Section 4.02 Governing Law. This Deed shall be governed by and interpreted in accordance with the laws of the State of New York, except to the extent the laws of another jurisdiction mandatorily apply to issues, including the validity, creation, attachment and perfection (or non-perfection and the effect thereof), and enforcement of remedies and Liens granted hereby.

Section 4.03 Exercise by Agents. Wherever and whenever herein any right, power or authority is granted or given to the Mortgagee, such right, power or authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of the Mortgagee hereunder.

Section 4.04 Notices. Any notice or other communication to be given pursuant hereto shall be in the manner provided in the Collateral Agency Agreement and addressed as follows:

If to the Mortgagee, to

Wilmington Trust Company,

            as Collateral Agent

1100 North Market Street

Rodney Square North

Wilmington, DE 19890

Attn: Corporate Trust

Telephone: (302) 636-6453

Fax: (302) 636-4145

If to the Shipowners, to

c/o Secunda International Limited

One Canal Street

Dartmouth, Nova Scotia B2Y 2W1 Canada

Telephone: 902-465-3400

Fax: 902-465-2578

or at such other address as either party may notify to the other in writing.

Section 4.05 Titles and Section Heading. The titles and section headings in this Deed are for convenience only and shall not affect the construction hereof.

Section 4.06 Stamp Tax. The Shipowners shall be responsible for payment of any and all stamp duties eligible in respect of this Deed and shall indemnify the Mortgagee on demand against any and all expenditure and liability incurred by the Mortgagee in connection with the payment of such stamp duty.

Section 4.07 Rights of the Mortgagee. The Mortgagee, the Trustee and the Agent shall be entitled to all of the same rights, protections, immunities and indemnities set forth in the Collateral Agency Agreement for such Persons as if specifically set forth herein.

Section 4.08 Amendments, Etc. No amendment or waiver of any provision of this Deed nor consent to any departure by any Shipowner therefrom, shall in any event be effective unless the same shall be in writing and signed by the Mortgagee (in accordance with Section 7.1 of the Collateral Agency Agreement) and the affected Shipowner(s) with respect to any amendment and by the Mortgagee Agent with respect to any waiver or consent. With respect to any waiver or consent, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

IN WITNESS WHEREOF, the Shipowners have caused this DEED to be duly executed the day and year first above written.

JDM SHIPPING INC.

By:	/s/ Alfred A. Smithers
Name: Alfred A. Smithers
Title: Director and Authorized Person

SECUNDA ATLANTIC INCORPORATED

By:	/s/ Alfred A. Smithers
Name: Alfred A. Smithers
Title: President

SECUNDA GLOBAL MARINE INC.

By:	/s/ Alfred A. Smithers
Name: Alfred A. Smithers
Title: Director and Authorized Person

SECUNDA MARINE ATLANTIC LIMITED

By:	/s/ Alfred A. Smithers
Name: Alfred A. Smithers
Title: President

SECUNDA MARINE SERVICES LIMITED

By:	/s/ Alfred A. Smithers
Name: Alfred A. Smithers
Title: President

Schedule I

LIST OF VESSELS OWNED BY THE SHIPOWNERS

Shipowner	Vessel Name	Jurisdiction of Incorporation	Jurisdiction of Vessel Registry	Official #	Year Built / Rebuilt	Call Sign	Classification Society	Gross Tonnage	Net Tonnage
Secunda Global Marine Inc. (Barbados)	AGILE	Barbados	Barbados	725439	1978 /1998	8POC	DNV	9402	2821

JDM Shipping Inc. (Barbados)	J.D. MITCHELL	Barbados	Barbados	355811	1975 / -	8PMU	Lloyds	12522	5936

Secunda Marine Services Limited (Nova Scotia)	MARINER SEA	Nova Scotia	Canada	817120	1979 /2003	VAAB	Lloyds	2904	871

Secunda Marine Services Limited (Nova Scotia)	PANUKE SEA	Nova Scotia	Canada	823801	1984 /2003	VOCT	DNV	2704	813

Secunda Marine Services Limited (Nova Scotia)	CABOT SEA	Nova Scotia	Canada	329550	1975 / -	CFD8024	Lloyds	849	266

Secunda Marine Services Limited (Nova Scotia)	RYAN LEET	Nova Scotia	Canada	811492	1978 /1993	VOQY	DNV	1473	442

Secunda Marine Atlantic Limited (Nova Scotia)	THEBAUD SEA	Nova Scotia	Canada	821340	1999 / -	VCXR	DNV	2594	778

Secunda Atlantic Incorporated (Nova Scotia)	VENTURE SEA	Nova Scotia	Canada	820661	1998 / -	VCVZ	DNV	2235	670

Secunda Marine Services Limited (Nova Scotia)	BURIN SEA	Nova Scotia	Canada	820679	1984 /1999	VCXN	DNV	2372.11	675.18

Secunda Marine Services Limited (Nova Scotia)	TRINITY SEA	Nova Scotia	Canada	820678	1984 /1999	VCXJ	DNV	2372.11	675.18

Secunda Marine Services Limited (Nova Scotia)	SABLE SEA	Nova Scotia	Canada *	733413	1977 /2001	8PPU	DNV	2341	702

Secunda Marine Services Limited (Nova Scotia)	HEBRON SEA	Nova Scotia	Canada	363608	1975 /1994	VORM	Lloyds	1963	589

*	The Canadian Registry has been voluntarily suspended to have this Vessel registered on the Bareboat Registry of Barbados.

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